Exhibit 10.2

ADDENDUM

Revision to Severance Agreement

March 30, 2009

Radian Group Inc. and its subsidiaries hereby amend the retention severance agreement (the “Agreement”) previously granted to you, by extending its termination date from December 31, 2009 to December 31, 2010. Specifically, the second bullet on page one of the Agreement is deleted in its entirety and replaced by the following:

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Pay you severance (as set forth below) should your employment be terminated during the period beginning on the date of this Agreement and ending December 31, 2010 (“Transition Period”), by the Company without “cause” as those terms are defined below.

All other terms and conditions of the Agreement shall remain unchanged.

We are pleased to provide this additional protection to you and trust that you will continue to serve the Company well as we move forward.

Very truly yours,

/s/ Richard I. Altman
Richard I. Altman
EVP Chief Administration Officer

Employee Acknowledgement:

Please complete and return to Toni Fritz, Human Resources, by April 10, 2009.

Name (please print):

Signature:

Date:

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